MY MOBILE PAYMENTS LIMITED
FINANCIAL STATEMENTS
Six Months Ended September 30, 2013

MY MOBILE PAYMENTS LIMITED
UNAUDITED BALANCE SHEET
September 30, 2013

	Notes
	1	(Rs.)	(US$)
ASSETS
Current Assets
Cash and equivalents		12,614,213	200,566
Accounts receivable		54,894	873
Inventory		149,903,447	2,383,465
Advances		10,162,468	161,583
Prepaid expenses		112,990	1,797
Restricted cash	5	6,839,137	108,742
Total Current Assets		179,687,149	2,857,026

Tangible Assets	6	1,580,745	25,134

Intangible Assets	6	29,104,046	462,754

Other Assets
Deposits		33,262,310	528,871
Organization costs	8	368,823	5,864
Equity interests	7	14,100,000	224,190
Subsidiary loan	3	16,195,938	257,515
Total Other Assets		63,927,071	1,016,440
Total Assets		274,299,012	4,361,354

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable		12,017,409	191,077
Accrued expenses		28,318,674	450,267
Distributor advances		20,166,805	320,652
Short Term Borrowings
Preference share dividends		287,546	4,572
Total Current Liabilities		60,790,433	966,568

Long-Term Liabilities
Due to related parties	4	95,355,273	1,516,149
Deferred tax liabilities	9	1,029,179	16,364
Total Long-Term Liabilities		96,384,452	1,532,513

Shareholders’ Equity
Preference shares, 18% nonconvertible, noncumulative redeemable of Rs. 10 each, 500,000 authorized, 137,450 issued and outstanding		1,374,500	21,855
Equity shares of Rs. 10 each, 150,000,000 authorized, 4,503,420 issued and outstanding		45,034,200	716,044
Equity shares issued		20,878,750	331,972
Share premium		15,063,454	239,509
Retained earnings		34,773,222	552,894
Total Shareholders’ Equity		117,124,126	1,862,274
Total Liabilities And Shareholders’ Equity		274,299,012	4,361,354

The accompanying notes are an integral part of these financial statements.

MY MOBILE PAYMENTS LIMITED
UNAUDITED STATEMENT OF OPERATIONS
Six Months Ended September 30, 2013

	Notes
		(Rs.)	(US$)
	1
Revenues		5,015,050,206	85,255,853
Costs And Expenses
Cost of revenues		4,937,945,997	83,945,082
Selling, general and administrative expenses		41,395,078	703,716
Related party service charges	2	10,785,672	183,356
Depreciation and amortization		3,950,744	67,163
Total Costs And Expenses		4,994,077,491	84,899,317
Operating Income		20,972,714	356,536

Other (Income) Expense
Interest income	2	(1,736,916)	(29,528)
Interest expense		197,045	3,350
Pretax Income		22,512,585	382,714

Income Taxes
Current		8,163,000	138,771
Deferred (benefit)		(143,032)	(2,432)
		8,019,968	136,339
Net Income		14,492,617	246,374

Net income per share, basic and diluted		3.68	0.06
Weighted average shares outstanding, basic and diluted		3,938,950	3,938,950
The accompanying notes are an integral part of these financial statements.

MY MOBILE PAYMENTS LIMITED
UNAUDITED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
Six Months Ended September 30, 2013

	Notes	Preference Shares		Equity Shares		Share Premium	Share Application	Accumulated Deficit	Total
	1	Shares	(Rs.)	Shares	(Rs.)	(Rs.)	(Rs.)	(Rs.)	(Rs.)	(US$)
Balance, March 31, 2013		137,450	1,374,500	3,791,020	37,910,200	11,757,454		20,280,605.00	71,322,759	1,305,206
Shares issued				712,400	7,124,000	3,306,000			10,430,000	165,837
Shares applications							20,878,750		20,878,750	331,972
Net income								14,492,617.50	14,492,617	246,374
Exchange rate effect										(187,117)
Balance, September 30, 2013		137,450	1,374,500	4,503,420	45,034,200	15,063,454	20,878,750	34,773,222.50	117,124,126	1,862,274
The accompanying notes are an integral part of these financial statements.

MY MOBILE PAYMENTS LIMITED
UNAUDITED STATEMENT OF CASH FLOWS
Six Months Ended September 30, 2013

	Notes
	1	(Rs.)	(US$)
Cash Flows From Operating Activities
Net income		14,492,617	246,374
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization		3,950,744	67,163
Amortization of organization costs		122,940	2,090
Deferred income taxes		(143,032)	(2,274)
Changes in operating assets and liabilities:
Accounts receivable		10,136,458	161,170
Inventory		(87,010,207)	(1,383,462)
Advances		(3,053,874)	(48,557)
Prepaid expenses		60,908	968
Deposits		(29,550,000)	(469,845)
Accounts payable		(2,723,812)	(43,309)
Accrued expenses		20,252,969	322,022
Distributor advances		(4,189,533)	(66,614)
Due to related parties	4	46,514,895	739,587
Net cash provided by operating activities		(31,138,927)	(474,687)

Cash Flows From Investing Activities
Tangible assets		(3,023,968)	(48,081)
Equity interest	7	(7,440,289)	(118,301)
Tangible assets transferred to related party	2	2,722,160	43,282
Net cash used in investing activities		(7,742,097)	(123,100)

Cash Flows From Financing Activates
Equity shares issued		31,308,750	497,809
Net cash provided by financing activities		31,308,750	497,809

Exchange Rate Effect On Cash		-	(68,869)

Increase in cash and cash equivalents		(7,572,274)	(168,847)
Cash and equivalents, beginning of year		20,186,487	369,413
Cash and equivalents, end of year		12,614,213	200,566
The accompanying notes are an integral part of these financial statements.

MY MOBILE PAYMENTS LIMITED
NOTES TO UNAUDITED FINANCIAL STATEMENTS
Six Months Ended September 30, 2013
My Mobile Payments Limited (“Company”) is a public limited company registered under the provisions of Companies Act, 1956 in India incorporated on June 2, 2010. It is headquartered in Mumbai, India.

1.	Significant Accounting Policies

A.	Basis of Preparation of Financial Statements
The Company is a small and medium sized company as defined in the General Instructions in respect of Accounting Standards notified under the Companies Act, 1956. Accordingly, the Company has complied with the Accounting Standards as applicable to a small and medium sized company.
The financial statements have been prepared and reported in Indian rupees (“Rs.”) under the historical cost convention in accordance with the generally accepted accounting principles in India. With respect to these financial statements, there are no significant differences between generally accepted accounting principals in India and the United States.
Solely for the convenience of readers, the financial statements have been translated into United States dollars at the foreign exchange rate of US$1 = Rs. US $ as published by the United States Federal Reserve Board of Governors for September 28, 2013. No representation is made that the Indian rupee amounts have been, could have been, or could be converted into United States dollars at such a rate or any other rate.

B.	Use of Estimates
The preparation of financial statements requires estimates and assumptions to be made that affect the reported amount of assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Difference between the actual results and estimates are recognized in the period in which the results are known or materialize.

C.	Cash and Equivalents
The Company considers cash deposits and all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D.	Inventory
Inventory is valued at cost, net of discount, when talk time is transferred to the Company’s wallet by the service provider or net realizable value, whichever is less.

E.	Recognition of Income and Expense
Revenue is recognized only when it is reliability measured and it is reasonably expected ultimate collection.

i.	Sale of talk time is recognized on transfer of talk time to the respective distributor net of discount.

ii.	Sales of distributors and retailers registration kits are recognized on the basis of kit sales to the respective distributor.

iii.	Purchase of talk time is recognized on the basis of transfer of talk time to the Company’s wallet by the service provider net of discount.

iv.	Interest income is recognized on time proportion basis.

F.	Tangible and Intangible Assets
Fixed assets are stated at cost of acquisition and subsequent improvements thereto, including taxes and duties and other incidental expenses related to acquisition and installation. Depreciation is provided by the “written down value method” at rates prescribed and in the manner specified in India as per schedule XIV of the Companies Act, 1956. Depreciation on additions is provided from the date of purchase.
Intangible assets are recorded at the cost incurred or consideration paid for acquisition and development of such assets and are carried at cost less amortization over five years and impairment.

G.	Investments
Current investments are carried at the lower of cost or fair value. Long-term investments are stated at cost with provisions for diminution in value made only if such a decline is other than temporary.

H.	Employee Benefits
Benefit expense is recognized in the year related service is rendered. Post-employment and other long-term benefits are recognized at the present value of the amounts payable determined using actuarial valuation techniques. Actuarial gains and losses are charged to expense.

I.	Provision for Current and Deferred Tax
Provision for current tax is made on the assessable income at the tax rate applicable to the relevant assessment year. Deferred tax asset and liability is calculated by applying tax rate and tax laws that are enacted or substantively enacted as on the balance sheet date. The deferred tax asset is recognized and carried forward only to the extent that there is a reasonable or virtual (if applicable) certainty that the asset will be realized in future.

J.	Provision Liabilities
Provisions involving substantial degree of estimation in measurement are recognized when there is a present obligation as a result of past events and it is probable that there will be an outflow of resources.

2.	Services Agreement
The Company entered into a services agreement on March 23, 2013, with Digital Payments Processing Limited (“DPPL”), a newly-organized public limited company registered under the provisions of Companies Act, 1956 in India, headquartered in Mumbai, India. The agreement, as amended in September 2013, provides for the Company to engage DPPL to provide support services for its operations in consideration for payments equaling 90% of the Company’s net revenue and the transfer of certain fixed assets to the DPPL. It also provides for the DPPL to a pay license and augmentation fees totaling Rs.75 million (US$1.4 million) in various tranches to fund the enhancement of the Company’s intellectual property rights (“IP”) and exclusively license the IP for 14 years.

3.	Subsidiary Loan
The Company does not consolidate the books and records of its Payblox Technologies subsidiary on its own financial reports. It records its investment in and amounts due from Payblox on its balance sheet. Payblox’s results in Calpian’s financial statements.

4.	Related Party Transactions
Transactions with DPPL during the year and amounts payable at September 30, 2013 included:

	Rs.	US$
Due to directors and management	307,741	5,232
Digital Payments Processing Limited:
Support services	7,185,671	122,156
Fee income	32,000,000	544,000
Inventory sale	24,000,000	408,000
Payable at year end	95,047,532	1,511,256
Other transactions with related parties: Rs. 95,047,532 (US$1,511,256) unpaid advances from affiliates of DPPL.

5.	Restricted Cash
Collateral for the Company’s guarantee of a vendor’s Rs.6.3 million (US$100,170) obligation to a bank.

6.	Tangible and Intangible Assets
Components at the balance sheet date were:

	Rs.	US$
Tangible Assets
Computers	2,869,594	45,627
Furniture and fixtures	241,871	3,846
Office equipment	289,850	4,609
	3,401,315	54,081
Accumulated depreciation	(1,820,570)	(28,947)

	1,580,745	25,134

Intangible Assets
Software	29,116,152	462,947
Software under development	3,962,595	63,005
Retailer acquisition costs	5,291,561	84,136
Trademark	1,924,160	30,594
	40,294,468	640,682
Accumulated amortization	(11,190,422)	(177,928)
	29,104,046	462,754

7.	Equity Interests
In 2011, the Company made a share application deposit of Rs.12.6 million (US$238,095) and received in May 2012 an equity share allotment for a 40% equity interest in Happy Cellular Services Private Limited which holds a cellular license.
In July 2012, the Company acquired for Rs.5,000 (US$94) a 5% equity interest in Payblox Technologies (India) Pvt. Ltd., an information technology consulting company. In September 2012, the Company entered into an agreement to acquire the remaining 95% equity interest for Rs.1,495,000 (US$28,250) payable over a six month period with offsets for a portion of the Rs.1.1 million (US$20,786) advanced for due diligence costs and website upgrades.

At March 31, 2013, the Company had invested Rs.62.89 (US 1,126,250 ). At September 30, 2013, that balance increased to Rs. 1,500,000 (US$23,850).

8.	Organization Costs
Expenses incurred by the Company prior to the incorporation are being amortized over 5 years.

9.	Deferred Income Taxes
Deferred tax assets and (liabilities) at the balance sheet date consisted of:

	Rs.	US$
Leave encashment	(30,896)	(565)
Severance payments	(48,440)	(886)
Acquired business	1,251,547	22,903
	1,172,211	21,452

10.	Employee Benefit Plans
Define Contribution Plan: Company recognized an expenditure of Rs. 215,643 (US$3,666) under the define contribution plan.
Define Benefit Plan: The gratuity liability is determined based on actuarial valuation using the projected unit credit method which recognizes each period of service as giving rise to additional units of employee benefit entitlement and measures each unit separately to build up the final obligation.